UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its January 16, 2009 meeting, the Compensation Committee of the Board of Directors of Natus Medical Incorporated (the “Company”) approved a cash bonus plan for executive officers of the Company based on the Company achieving its budgeted pre-tax profit for 2009. The cash bonuses may range from 50% to a maximum of 150% of the target amount (based on the amount of actual pre-tax profit relative to the budgeted amount). The target bonus for Mr. Hawkins is 75% of 2009 base salary and for each of Messrs. Mince, Murphy and Dr. Chung is 40% of 2009 base salary. Mr. Traverso’s compensation is comprised of (i) his base salary, (ii) payments made pursuant to a sales commission plan that is paid on a regular basis to a maximum of $87,500, and (iii) a bonus for which the terms are the same as the other executive officers of the Company, except that his target bonus is 27% of his 2009 base salary. The target bonus amounts are the same for 2009 as they were in 2008. The payment of bonuses pursuant to this plan is at the discretion of the Board of Directors.

Base salaries for the Company’s executive officers were not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: January 21, 2009	By:	/s/ Steven J. Murphy
Steven J. Murphy Vice President Finance and Chief Financial Officer